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                            Articles of Incorporation

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                            ARTICLES OF INCORPORATION

                                       OF

                                  PROMOS, INC.

     The undersigned, being more than eighteen years of age, acting as incorporator in order to organize and establish a corporation under and pursuant to the Colorado Corporation Code, hereby adopts the following Articles of
Incorporation:

                                    ARTICLE I

     The name of the corporation is PROMOS, INC.

                                   ARTICLE II

     The period of duration of the corporation Shall be perpet ual.

                                   ARTICLE III

     The purposes for which the corporation is organized are to engage in the sale of promotional products and to engage in all other businesses and activities in which a corporation may engage under the' laws of the State of Colorado or any other applicable jurisdiction pursuant to the Colorado Corporation Code.

                                   ARTICLE IV

     In furtherance of the purposes set forth in Article III the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corpora tions organized under the laws of the State of Colorado and may conduct Its business in the State of Colorado and other parts of the United States or any foreign Jurisdiction.

                                    ARTICLE V

     A. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 50,000 shares of common stock of no par value.

     B.  Transfer  Restrictions.   The  corporation  shall  have  the  right  by
appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, whenever issued, provided that such

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restriction  or notice  thereof  shall be set forth upon the face or back of the certificate or certificates representing such shares.

     C. No Pre-Emptive rights. The holders of the shares of common stock of the corporation shall not be entitled as of right to purchase or subscribe for any unissued or treasury shares of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of tile corporation of any class, or any bonds, certificates of Indebtedness, debentures or other securities, rights warrants, or options convertible Into shares of the corporation or carry ing any right to purchase shares of any class in accordance with their proportionate equity in the corporation.

     D. Cumulative Voting. Tile cumulative system of voting for directors Or for any other purpose shall not be allowed.

     E. Quorum. At all meetings of shareholders a majority of the shares entitled to vote at such meetings, represented in person or by proxy, shall constitute a quorum.

                                   ARTICLE VI

     The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or out of capital surplus of the corporation, a portion of its assets in cash or property, subject to the limitations contained in the statutes of Colorado.

                                   ARTICLE VII

     The number of directors of this corporation shall be fixed in accordance with the bylaws. So long as the number of direc tors shall be less than three
(1) no shares of this corporation may be Issued and held of record by more shareholders than there are directors; (2) any shares issued in violation of this para graph shall be null and void; and (3) this provision shall also constitute a restriction on the transfer of shares and the legend shall be conspicuously placed on each certificate re specting shares preventing transfer of the shares to more share holders than there are directors.

     The names and addresses of the persons who are to serve as directors of the corporation until the first annual meeting of shareholders, and until their successors shall be elected and shall qualify, are as follows: Judith F. Harayda 1190 S. Colo rado Blvd. #205 Denver, Colorado 80222.

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                                  ARTICLE VIII

     The name of the registered agent of the corporation and the registered office address of the corporation are as follows:

         Registered Agent                           Registered Office
         ----------------                           -----------------

         Judith F. Harayda                          1190 S. Colorado Blvd. #205
         Denver, Colorado 80222

                                   ARTICLE IX

     The corporation may conduct part or all of its business in the State of Colorado, other parts of the United States, or any foreign Jurisdiction. The corporation may hold, purchase, mort gage, lease and convey real and personal property in any of such places.

                                    ARTICLE X

     The following provisions are inserted for the management of business and conduct of affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     A. Contracts With Directors. No contract or any other transaction of t corporation with any person, firm or corpora tion, or in which this corporation is interested shall be af fected or invalidated by: (1) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of another corporation; or (2) the fact that any director or officer, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise arise by reason of his or her contracting with this corporation for the benefit of himself or herself with, any firm or corporation in which he or she may be in any way interested.

     B. Negation of Equitable Interests. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share's or rights deriving from such shares, on the part of any other person including, but without limiting the generality of, a purchaser, assignee, or transferee of such shares or rights deriving from such shares, unless and

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until  such  purchaser,   assignee,  transferee  or  other  person  becomes  the
registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of this corporation shall not be entitled (i) to receive notice of meetings of the shareholders; (ii) to vote at such meetings; (M) to examine a list of the shareholders; (iv) to be paid dividends or other sums payable to shareholders; or (v) to own, enjoy or exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee or transferee has become the registered holder of such shares.

                                   ARTICLE XI

     The corporation reserves the right to amend, alter, change or repeat any provisions contained in, or to add any provisions to, its Articles of Incorporation from time to time, in any manner now or hereafter permitted by the Colorado Corporation Code, and all rights and powers conferred upon directors and shareholders hereby are granted subject to this reservation.

                                   ARTICLE XII

     The name and address of the incorporator of the corporation is:

                         Jeffrey If. Sachs
                         1777 S. Harrison St.
                         Denver, Colorado 80210


     IN  WITNESS  WHEREOF  the  undersigned,  being the  incorporator,  named in
Article III of the foregoing Articles of Incorporation, has executed said Articles of Incorporation as of the 22nd day of September ,1992.



                                                 //Signed//
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STATE OF COLORADO           )
                            ) ss.
City &
COUNTY OF DENVER            )


     I, Cecilia A. Malatirre, notary public, hereby certify that Jeffrey H. Sachs known to me , to be the person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this day, in person and by me first duly sworn, ac knowledged and declared that said person's execution of said Articles of Incorporation was a free and voluntary act and deed done for the uses and purposes therein set forth and that the statements therein contained are true.



     My commission expires August 3, 1993

     Witness my hand and official seal on this 22nd day of September, 1992.


                                                     /signed/
                                            -----------------------------------
                                            Notary Public




         STAMP














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